Exhibit 23

9605 S Kingston Ct. Suite 200 Englewood, CO 80112 303-721-6131 www.richeymay.com Assurance | Tax | Advisory

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 (No. 333-215782) of our report dated March 14, 2017, relating to the statement of financial condition of Korth Direct Mortgage LLC, appearing in the Prospectus, which is part of such Registration Statement.

In addition, we also consent to the reference to our Firm under the caption "Independent registered public accounting firm" in such Registration Statement.

/s/ Richey May & Co., LLP

Englewood, Colorado
March 14, 2017